POWER OF ATTORNEY

 I, Ernest E. Jones, hereby authorize and designate:
* Margaret M. Calabrese, Secretary
* Danielle Gallagher, Paralegal
* Robert H. Knauss, Vice President and General Counsel
* Jessica A. Milner, Assistant Secretary and Counsel
* Steven A. Samuel, Vice President - Law
* Courtney L. Sia, Paralegal and Assistant to the Corporate Secretary
* Matthew A. Woodward, Assistant Secretary and Senior Counsel

each of whom may act individually to execute, acknowledge and file in my name and as my attorney-in-fact a Form 3 Initial Statement of Beneficial Ownership of Securities, Forms 4  Statements of Changes in Beneficial Ownership and  Forms 5  Annual Statements of Changes in Beneficial Ownership or any successor reporting forms with the United States Securities and Exchange Commission ("the SEC") for the purpose of complying with Section 16 of the Securities Exchange Act of 1934, as amended (the "Act") and the rules and regulations thereunder with respect to my position with UGI Corporation and its affiliates.  The duration of this authorization shall be coextensive with my reporting obligations as a present or former Director of UGI Corporation and its affiliates under Section 16 of the Act.

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Date       Signed